Exhibit 99.1

FOR IMMEDIATE RELEASE
Analysts Contact: Thomas Connelly
Assistant Treasurer & Director of Investor Relations
Phone: 248-458-6163
Media Contact: Timothy Lubbers
Director of Marketing & Corporate Communications
Phone: 810-887-4208
SEMCO ENERGY, INC. TO BE ACQUIRED BY CAP ROCK HOLDING CORPORATION
FOR $8.15 PER SHARE IN CASH
     PORT HURON, MI, FEBRUARY 23, 2007 — SEMCO ENERGY, Inc. (NYSE:SEN) today announced that it has entered into a definitive agreement under which Cap Rock Holding Corporation will acquire all of the outstanding Common Stock and 5% Series B Preferred Stock of SEMCO. Under the terms of the agreement, SEMCO’s shareholders will receive $8.15 in cash for each share of Common Stock they hold, representing a premium of approximately 37 percent over SEMCO’s average closing share price during the five trading days ended February 22, 2007. The holders of the Series B Preferred Stock will receive $213.07 per share plus a “make-whole” premium calculated at closing. The transaction is valued at approximately $867 million, including the assumption of approximately $515 million of debt. Cap Rock is a utility holding company with electric utility transmission and distribution assets serving 28 counties in the State of Texas.
     The Board of Directors of SEMCO, upon the unanimous recommendation of its Finance Committee (which is comprised entirely of independent directors), has approved the agreement and has recommended that the holders of SEMCO’s Common Stock approve the transaction at a meeting to be held at a future date determined in accordance with the agreement. The transaction is subject to approval by holders of SEMCO’s Common Stock, as well as other customary closing conditions, including the receipt of applicable regulatory approvals. Cap Rock has obtained financing commitments in the full amount of the consideration to be paid to holders of Common Stock and Series B Preferred Stock.
     Under the terms of the agreement, SEMCO may solicit alternative proposals from third parties for a period of 35 days from the execution of the agreement and intends to consider any such proposals with the assistance of its advisors during this “go-shop” period. If SEMCO accepts a superior proposal, a break-up fee and other expenses would be payable to Cap Rock.
     “After careful analysis, the Finance Committee and the Board of Directors have determined that this transaction is the right strategic decision for SEMCO and is in the best interests of our shareholders,” said Donald W. Thomason, Chairman of the Board of Directors of SEMCO. “The price to be paid by Cap Rock in the proposed transaction provides shareholders with a significant premium for their shares over the current market price. This transaction also will give SEMCO a financially strong owner with experience in the regulated utility industry. This combination of access to additional capital and familiarity with what utility regulators and customers expect should help ensure that customers will continue to enjoy dependable natural gas distribution service in our Michigan and Alaska service territories.”
     George Schreiber, Jr., SEMCO’s President and Chief Executive Officer said, “I am very pleased that Cap Rock has committed in the agreement to honor all existing collective bargaining agreements and to maintain current compensation and benefits levels for employees, for at least two years after the transaction closes. SEMCO’s headquarters will remain in Port Huron and we expect current management to remain in place.”
     Russell Triedman, Chairman of Cap Rock said, “I believe that together, Cap Rock and SEMCO will be a stronger, more financially stable utility that can better serve its customers. The transaction will significantly improve SEMCO’s debt to equity ratio and will help ensure that SEMCO’s customers continue to receive the high standard of safety and service for which SEMCO is known.”
Credit Suisse Securities (USA) LLC is serving as financial advisor to SEMCO in connection with the proposed transaction. In addition, BB&T Capital Markets was retained by the Finance Committee of the Board of Directors to provide certain additional financial advisory services. Troutman Sanders LLP is acting as legal advisor for SEMCO, and Dykema Gossett PLLC is acting as legal advisor for the Finance Committee.
     Berenson & Company, LLC is serving as financial advisor to Cap Rock. Cravath, Swaine & Moore LLP is acting as legal advisor for Cap Rock.
     SEMCO expects to conduct its previously scheduled conference call to review 2006 fourth quarter and full year earnings results on March 14, 2007, at which time SEMCO will be available to comment on the proposed transaction.
About SEMCO ENERGY, Inc.
     SEMCO ENERGY, Inc. distributes natural gas to more than 400,000 customers combined in Michigan, as SEMCO ENERGY GAS COMPANY, and, in Alaska, as ENSTAR Natural Gas Company. SEMCO also owns and operates businesses involved in propane distribution, intrastate pipelines and natural gas storage.
About Cap Rock Holding Corporation
     Cap Rock Holding Corporation, through its regulated subsidiary, Cap Rock Energy Corporation, transmits and distributes power to residential and commercial customers in 28 counties in the State of Texas. Cap Rock owns no generation facilities and instead purchases power wholesale through long-term power supply contracts.
Additional Information
     In connection with the proposed transaction, a proxy statement of SEMCO and other materials will be filed with the

Securities and Exchange Commission (the SEC). SEMCO recommends investors read the proxy statement and other materials, as well as any amendments or supplements to those documents, carefully when they become available, as they will contain important information about SEMCO and the proposed transaction. The final proxy statement will be mailed to SEMCO’s shareholders of record at the close of business on the record date set for a special meeting of the shareholders to be held for the purpose of approving the transaction. Investors will be able to obtain free copies of the proxy statement, when available, as well as other filed documents containing information about SEMCO at www.sec.gov and from SEMCO’s website at www.semcoenergy.com.
     SEMCO and its directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of SEMCO in connection with the transaction. Information about the directors and executive officers of SEMCO and their ownership of SEMCO Common Stock is set forth in the proxy statement, dated April 19, 2006, for SEMCO’s 2006 annual meeting of shareholders, as filed with the SEC. Additional information regarding the interests of participants in the solicitation of Proxies may be obtained by reading the proxy statement for the special meeting when it becomes available.
Caution Regarding Forward Looking Statements
     Certain statements in this press release contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that are based on current expectations, estimates and projections of SEMCO. Statements that are not historical facts, including statements about SEMCO’s outlook, beliefs, plans, goals, and expectations, are forward-looking statements. In addition, forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe,” or “continue” or the negatives of these terms or variations of them or similar terminology. These statements are subject to potential risks and uncertainties and, therefore, actual results may differ materially from the expectations described in these statements. Although SEMCO believes that the expectations reflected in these forward-looking statements are reasonable, SEMCO cannot provide any assurance that these expectations will prove to be correct. Important factors that could cause actual results to differ materially from SEMCO’s expectations include but are not limited to risks associated with uncertainty as to whether the transaction will be completed, costs and potential litigation associated with the transaction, the failure to obtain SEMCO shareholder approval, the inability to obtain, or meet specific conditions imposed for, applicable regulatory approvals relating to the transaction, the failure of either party to meet the closing conditions set forth in the agreement, the extent and timing of regulatory approvals and the risk factors discussed from time to time by SEMCO in reports filed with the Securities and Exchange Commission.